United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 31, 2024

Date of Report (Date of earliest event reported)

CETUS CAPITAL ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41609	88-2718139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Floor 3, No. 6, Lane 99 Zhengda Second Street, Wenshan District Taipei, Taiwan, R.O.C.	11602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +886 920518827

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, one Warrant and one Right	CETUU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share, included as part of the Units	CETU	The Nasdaq Stock Market LLC
Warrants included as part of the Units	CETUW	The Nasdaq Stock Market LLC
Rights included as part of the Units	CETUR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 31, 2024, Cetus Capital Acquisition Corp. (“Cetus” or the “Company”) completed the closing of the business combination contemplated by that certain Business Combination Agreement (as amended from time to time, the “Business Combination Agreement”, and the transactions contemplated thereby, the “Business Combination”) dated as of June 20, 2023 among the Company, MKD Technology Inc., a Taiwan corporation, MKDWELL Limited, a British Virgin Islands company (“MKD BVI”), MKDWELL Tech Inc., a corporation organized and existing under the laws of the British Virgin Islands (“MKDWELL Tech”), and the other parties thereto. Pursuant to the Business Combination Agreement, among other things, the Company merged with and into a newly-formed, wholly-owned subsidiary of MKDWELL Tech, and MKD BVI merged with and into a separate newly-formed, wholly-owned subsidiary of MKDWELL Tech, following which mergers each of the Company and MKD BVI is a wholly-owned subsidiary of MKDWELL Tech.

Following the closing of the Business Combination, the units, common stock, warrants and rights of the Company will cease trading on the Nasdaq Capital Market. The ordinary shares and warrants of MKDWELL Tech, for which the securities of the Company were exchanged in the Business Combination, are expected to commence trading on The Nasdaq Stock Market LLC under the symbols “MKDW” and “MKDWW,” respectively, beginning on August 1, 2024.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the closing of the Business Combination, each of Chung-Yi Sun, Cheng-Nan Wu, Lin Bao, Jung-Te Chang and Grace F. L. Peng ceased serving as a director of the Company, and each of Chung-Yi Sun and Cheng-Nan Wu ceased serving as an executive officer of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 31, 2024, the Company filed a Certificate of Amendment of its Certificate of Incorporation with the Secretary of State of the State of Delaware, the filing of which Certificate of Amendment was approved by the stockholders of the Company at a special meeting held on July 9, 2024. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 31, 2024, the parties to the Business Combination Agreement issued a press release announcing the closing of the Business Combination. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation.
99.1*	Press release dated July 31, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2024	CETUS CAPITAL ACQUISITION CORP.

	By:	/s/ Chung-Yi Sun
	Name:	Chung-Yi Sun
	Title:	President & CEO